Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Purchase Agreement”) is made and entered into as of February 8, 2009, by and between Tree.com, Inc., a Delaware corporation (“Tree.com”), and Douglas R. Lebda (“Purchaser”).

ARTICLE 1 - SALE OF STOCK

Section 1.1                                      Sale of Stock.  Subject to the terms and conditions of this Purchase Agreement, Tree.com agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from Tree.com, 935,000 shares of Tree.com’s Common Stock (the “Stock”) at a purchase price of $3.91 per share for an aggregate purchase price of $3,655,850.

Section 1.2                                      Purchases. Purchaser shall purchase the Stock in two equal tranches of 467,500 shares of Stock. The closing of the first such tranche shall occur at a mutually agreed upon date within five (5) business days of the execution of this Purchase Agreement. The closing of the second such tranche shall occur no later than sixty (60) days following the closing of the first tranche.

Section 1.3                                      Closings.  Upon each closing, Tree.com will deliver to Purchaser a certificate representing the Stock being purchased by Purchaser hereunder.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF TREE.COM

Tree.com hereby represents and warrants to Purchaser as follows:

Section 2.1                                      Organization  Tree.com is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 2.2                                      Valid Issuance of Common Stock. The Stock is duly authorized, validly issued, fully paid and non-assessable and is free and clear of all liens and encumbrances other than (i) restrictions on transfer imposed by applicable securities laws and (ii) restrictions on transfer imposed by this Purchase Agreement.

Section 2.3                                      Authority.  Tree.com has all requisite corporate power and authority to enter into this Purchase Agreement and to consummate the transactions contemplated hereby.  This Purchase Agreement has been duly executed and delivered by Tree.com, and constitutes the valid and binding obligation of Tree.com, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Tree.com as follows:

Section 3.1                                      Authority.  Purchaser has all requisite power and authority to enter into this Purchase Agreement and to consummate the transactions contemplated hereby.

This Purchase Agreement has been duly executed and delivered by Purchaser, and constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 3.2                                      Purchase Entirely for Own Account.  The Stock is being acquired by Purchaser for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  Purchaser further represents that he does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant any participation with respect to any of the Stock.

Section 3.3                                      No Commissions. No commission, fee or other remuneration is to be paid or given, directly or indirectly, to any person or entity for soliciting Purchaser to purchase the Stock.

Section 3.4                                      Investment Experience.  Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).  Purchaser is aware of Tree.com’s business affairs and financial condition and has had access to and has acquired sufficient information about Tree.com to reach an informed and knowledgeable decision to acquire the Stock.  Purchaser has such business and financial experience as is required to give him the ability to protect his own interests in connection with the purchase of the Stock.

Section 3.5                                      Ability to Bear Risk. Purchaser is able to bear the economic risk of his investment in the Stock for an indefinite period of time and Purchaser understands that the Stock has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser acknowledges that he could bear a complete or significant loss of his investment in the Stock, including in connection with Tree.com’s exercise of the Repurchase Option (as defined below).

Section 3.6                                      Access to Information. Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Stock and has had full access to such other information concerning Tree.com as Purchaser has requested.

Section 3.7                                      Restricted Securities.

(a)                                  Purchaser understands that the Stock is “restricted” under applicable U.S. federal and state securities laws inasmuch as it is being acquired from Tree.com in a transaction not involving a public offering and that, pursuant to these laws and applicable regulations, Purchaser must hold the Stock indefinitely unless it is registered with the Securities and Exchange Commission (the “SEC”), and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including the timing and manner of sale, the holding period for the Stock, and on requirements relating to Tree.com which are outside of Purchaser’s control, and which Tree.com is under no obligation and may not be able to satisfy.  In this connection, Purchaser represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b)                                 Purchaser further understands that the Stock is subject to the additional restrictions on transfer described in Article 4 hereof.

Section 3.8                                      Legends.  Purchaser understands that the Stock, and any securities issued in respect thereof or exchange therefor, may bear the following legends:

(a)                                  “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN AN STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND DOUGLAS R. LEBDA DATED FEBRUARY 8, 2009. A COPY OF THIS AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)                                 Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

Section 3.9                                      Disclosure. Purchaser has disclosed to Purchaser all information material and relevant to the determination by the Company and its Board of Directors to enter into the transaction contemplated hereby.

ARTICLE 4 - RESTRICTIONS ON TRANSFER

Section 4.1                                      Restrictions on Transfer. At no time during the term of this Purchase Agreement may Purchaser, or any transferee of Purchaser, transfer any shares of unvested Stock (with the vesting provisions described in Section 5.3(a) hereof) except to the extent permitted or required by this Article 4 and Article 5.

Section 4.2                                      Permitted Transfers. Purchaser may transfer unvested shares of Stock as follows:

(a)                                  To a Related Entity (as defined below); provided, however, that if at any time a Related Entity that is transferred shares of unvested Stock pursuant to this Section 4.2 is no longer a Related Entity of Purchaser while such transferred shares of Stock remain unvested, such Related Entity must transfer the transferred shares of unvested Stock to Purchaser or a current Related Entity of Purchaser. For the purposes of this Purchase Agreement, a Related Entity is any corporation, limited liability company, partnership or similar entity, all of the equity securities of which are owned directly or indirectly by Purchaser;

(b)                                 To a parent, spouse or lineal descendant of Purchaser, transfers by bequest or devise, or to a trust or trusts for the benefit of any of the foregoing; or

(c)                                  Upon the written consent of the Board of Directors of Tree.com;

provided, however, that any above-described transferee or distributee of shares of Stock permitted under this Section 4.2 must have agreed in writing with the parties to this Purchase Agreement prior to the consummation of such transfer to be bound by and comply with all applicable provisions of this Purchase Agreement.

Section 4.3                                      Restrictions on Pledging Stock. At no time during the term of this Purchase Agreement may Purchaser, or any transferee of Purchaser, pledge or hypothecate any shares of unvested Stock to any person.

Section 4.4                                      Termination of Restrictions. The transfer restrictions on the unvested Stock set forth in this Article 4 shall terminate in the event of Purchaser’s (i) death, (ii) Disability (as such term is defined in the Employment Agreement, dated January 7, 2008 and amended effective August 15, 2008, between Purchaser and Tree.com, as successor to IAC/InteractiveCorp (the “Employment Agreement”)), (iii) the Company’s termination of Purchaser’s employment without Cause (as such term is defined in the Employment Agreement) or (iv) Purchaser’s resignation from the Company with Good Reason (as such term is defined in the Employment Agreement). The transfer restrictions in this Article IV shall not apply to vested stock.

Section 4.5                                      Voting Rights. For the avoidance of doubt, Purchaser shall be entitled to voting right with respect to Stock whether or it not has vested.

ARTICLE 5 - REPURCHASE OF STOCK

Section 5.1                                      Repurchase Option. In the event of:

(a)                                  a Change in Control (as defined in Section 5.2); or

(b)                                 the termination of Purchaser’s employment with Tree.com for any reason other than (i) death, (ii) Disability (as defined in the Employment Agreement), (iii) the Company’s termination of Purchaser’s employment without Cause (as defined in the Employment Agreement) or (iv) Purchaser’s resignation from the Company with Good Reason (as such term is defined in the Employment Agreement) (collectively, a “Purchaser Termination Event”),

Tree.com shall have the option to purchase the Repurchase Amount (as defined below) from Purchaser or one or more the Purchaser’s transferees pursuant to the terms and conditions set forth in this Article 5 (the “Repurchase Option”).

Section 5.2                                      Change of Control. For the purposes of this Purchase Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(a)                                  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Tree.com and its subsidiaries;

(b)                                 the adoption of a plan relating to the liquidation or dissolution of Tree.com;

(c)                                  any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the  “Exchange Act”)) becomes the “beneficial owner” (as such term is used under Rule 13d-3 and Rule 13d-5 of the Exchange Act), directly or indirectly, of greater than forty percent (40%) of the common stock of Tree.com (including persons and groups that currently beneficially own common stock of Tree.com and including any group formed when two or more current holders of common stock agree to act in concert for purposes of acquiring, holding, voting or disposing of common stock of Tree.com); or

(d)                                 Tree.com consolidates with, or merges with or into, any entity, or any entity consolidates with or merges into Tree.com, in any such event pursuant to a transaction in which any of the outstanding common stock of Tree.com or such other entity is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the common stock of Tree.com outstanding immediately prior to such transaction is converted into or exchanged for voting capital stock of the surviving or transferee entity constituting a majority of the outstanding shares of such voting capital stock of such surviving or transferee entity (immediately after giving effect to such issuance), and (ii) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the “beneficial owner” (as such term is used under Rule 13d-3 and Rule 13d-5 of the Exchange Act) of greater than forty percent (40%) of the common stock of Tree.com.

Section 5.3                                      The Repurchase Amount.

(a)                                  The Stock shall vest over a period of twenty-four (24) months, with one twenty-fourth (1/24) of the Stock vesting each month on the monthly anniversary of the date of this Purchase Agreement.

(b)                                 The Repurchase Option shall only be available to Tree.com with respect to the Stock that has not vested (the “Repurchase Amount”) (e.g., the Repurchase Amount on the six month anniversary of the effective date of this Purchase Agreement shall be 75% of the Stock).

Section 5.4            Repurchase Price.  If a Change of Control or Purchaser Termination Event occurs and Tree.com exercises its Repurchase Option with respect to the Repurchase Amount, the purchase price for each share of Stock will be $3.91 per share (i.e,.the purchase price paid per share of Stock by Purchaser pursuant to this Purchase Agreement).

Section 5.5            Repurchase Notice; Waiver of Repurchase Option.

(a)           Tree.com may elect to purchase all or any portion of the Repurchase Amount by delivering written notice (the “Repurchase Notice”) to the Purchaser, or the Purchaser’s transferees, within 60 days after the Change in Control or Purchaser Termination Event.  The Repurchase Notice will set forth the amount of Stock to be acquired from each holder, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction.

(b)           Tree.com may exercise or waive the Repurchase Option in its sole discretion.  Without limiting the foregoing, Tree.com may waive the Repurchase Option in connection with a transaction constituting a Change of Control if the board of directors of Tree.com determines that such a transaction is in the best interests of Tree.com and the holders of its common stock.

Section 5.6            Closing.  The closing of the purchase of Stock pursuant to the Repurchase Option shall take place on the date designated by Tree.com in the Repurchase Notice, which date shall be no later than 30 days after the delivery of the Repurchase Notice nor earlier than 10 days after such delivery.

Section 5.7            Limitations on Repurchase of Stock.  If any provision of applicable law or Tree.com’s debt agreements restricts or prohibits the repurchase of Stock hereunder which the Tree.com is otherwise entitled to make, Tree.com may make such repurchase as soon as it is permitted to do so as soon as such prohibitions or restrictions cease to apply.

ARTICLE 6 - MISCELLANEOUS

Section 6.1            Transfers in Violation of Purchase Agreement.  Any transfer or attempted transfer of any Stock in violation of any provision of this Purchase Agreement shall be null and void, and Tree.com shall not record such transfer on its books or treat any purported transferee of such Stock as the owner of such securities for any purpose.

Section 6.2            Section 83(b) Election.  After each purchase of Stock hereunder, Purchaser will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto and shall promptly provide Tree.com with a copy of such election.

Section 6.3            Severability.  Whenever possible, each provision of this Purchase Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Purchase Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Purchase Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 6.4            Governing Law.  This Purchase Agreement shall be governed in all respects by the laws of the State of Delaware (without reference to its conflicts of laws principles).

Section 6.5            Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

Section 6.6            Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, that the rights of Purchaser under this Purchase Agreement shall not be assignable except in connection with a transfer of Stock expressly permitted by the terms of this Purchase Agreement.

Section 6.7            Entire Agreement; Amendment.  This Purchase Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  The failure by either party to enforce any rights under this Purchase Agreement shall not be construed as a waiver of any rights of such party.  Any term of this Purchase Agreement may be amended and the observance of any term of this Purchase Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Tree.com and Purchaser.

Section 6.8            Waiver of Jury Trial.  Each of the parties to this Purchase Agreement hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Purchase Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Purchase Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise.  Each of the parties to this Purchase Agreement hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Purchase Agreement may file an original counterpart of a copy of this Purchase Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

Section 6.9            Remedies.  Each of the parties to this Purchase Agreement will be entitled to enforce its rights under this Purchase Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Purchase Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Purchase Agreement and that any party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions of this Purchase Agreement.

Section 6.10          Notices.  Any notice required or permitted by this Purchase Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

Section 6.11          Counterparts.  This Purchase Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Execution and delivery of this Purchase Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Purchase Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.

Section 6.12          Regulatory Filings; Expenses.  Each party shall be responsible for making their respective filings or disclosures with any state or federal agency.   In addition, each party shall bear its own expenses in connection with the negotiation and preparation of this Purchase Agreement and its consummation of the transactions contemplated hereby, including without limitation the fees and expenses of its counsel, accountants and consultants.

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the day and year set forth in the first paragraph hereof.

TREE.COM, INC.

By:	/s/ Matt Packey
Name:	Matt Packey
Title:	Senior Vice President & Chief Financial Officer

Address:

Tree.com, Inc.
11115 Rushmore Drive
Charlotte, North Carolina 28277
Attn: General Counsel

PURCHASER

/s/ Douglas R. Lebda
Douglas R. Lebda

Address:

157 E. 84th St., Unit 4
New York, NY 10028

EXHIBIT A

ELECTION PURSUANT TO SECTION 83(b)

OF THE INTERNAL REVENUE CODE TO

INCLUDE TRANSFER OF PROPERTY IN GROSS INCOME

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder.

1.             The name, address and social security number of the undersigned are:

Name:	Douglas R. Lebda

Address:

Social Security Number:

2.             The property with respect to which the election is being made is 935,000 shares of common stock (the “Shares”) in Tree.com, Inc., a Delaware corporation (the “Company”).

3.             The date on which the Shares were transferred is February 9, 2009.  The taxable year to which this election relates is calendar year 2009.

4.             The Shares are subject to transfer restrictions and a certain repurchase option as set forth in the Executive Stock Purchase Agreement between the Company and the undersigned.

5.             The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the Interest with respect to which this election is being made is $3,655,850.

6.             The undersigned paid $3,655,850 for the Shares.

7.             A copy of this statement has been furnished to the Company.

Date:	, 2009
Signature